      As filed with the Securities and Exchange Commission on May 11, 2000

                                                      Registration No. 333-
                                                                           -----

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                              TRICORD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                        41-1590621
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                         Identification No.)

       2905 NORTHWEST BOULEVARD
               SUITE 20                                            55441
      PLYMOUTH, MINNESOTA 55441
 (Address of Principal Executive Offices)                        (Zip Code)

                             -----------------------

                 TRICORD SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN
                                       and
           TRICORD SYSTEMS, INC. 1998 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plans)

                             -----------------------

                                 JOHN J. MITCHAM
                     CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                            2905 NORTHWEST BOULEVARD
                                    SUITE 20
                            PLYMOUTH, MINNESOTA 55441
                                 (612) 557-9005
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
  TITLE OF SECURITIES        AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
  TO BE REGISTERED (1)     REGISTERED (2)(3)      PRICE PER SHARE (4)           OFFERING PRICE (4)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$0.01 per share            7,450,000 shares              $10.38                    $77,336,000              $20,415.38

============================================================================================================================


(1) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $.01 per share.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-referenced plans.

(3) Represents the increase in the total number of shares reserved for issuance under the Tricord Systems, Inc. 1998 Stock Incentive Plan and the Tricord Systems, Inc. 1998 Non-Employee Director Stock Plan. An aggregate of 1,887,240 shares has been previously registered under a Registration Statement on Form S-8 (Reg. No. 333-58195).


(4) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average high and low reported sales prices of Tricord Systems' common stock on May 9, 2000, as reported on the Nasdaq Small Cap Market.

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 7,000,000 shares of common stock, par value $0.01 per share, of Tricord Systems reserved for issuance under the Tricord Systems, Inc. 1998 Stock Incentive Plan (the "Incentive Plan") and an additional 450,000 shares of common stock, par value $0.01 per share, of Tricord Systems reserved for issuance under the Tricord Systems, Inc. 1998 Non-Employee Director Stock Plan (the "Director Plan"), for an aggregate of 7,450,000 additional shares.

     In December 1998 and January 1999, the Board of Directors of Tricord Systems voted to increase the number of shares reserved for issuance under the Incentive Plan by an aggregate of 4,000,000 shares. In January 1999, the Board of Directors also voted to increase the number of shares reserved for issuance under the Director Plan by 200,000 shares. These initial increases were approved by the stockholders of Tricord Systems on March 17, 1999. In March 2000, the Board of Directors of Tricord Systems voted to increase the number of shares reserved for issuance under the Incentive Plan and Director Plan by an additional 3,000,000 shares and 250,000 shares, respectively. Tricord Systems expects that these additional increases will be approved by the stockholders of Tricord Systems at the annual meeting of the stockholders of Tricord Systems on May 18, 2000. Tricord Systems will not issue the additional 3,000,000 shares under the Incentive Plan or the additional 250,000 shares under the Director Plan until such time as stockholder approval of such increases is received.

     Pursuant to Instruction E, the contents of Tricord Systems' Registration Statement on Form S-8, File No. 333-58195, including without limitation periodic reports that Tricord Systems filed, or will file, after the filing of such Form S-8 to maintain current information about Tricord Systems are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.


Exhibit No.         Description
-----------         -----------

5.1                 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
23.1                Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
23.2                Consent of PricewaterhouseCoopers LLP
24.1                Powers of Attorney (see page 2)


                                INDEX TO EXHIBITS

NO.       ITEM                                                      METHOD OF FILING
---       ----                                                      ----------------

5.1       Opinion of Oppenheimer Wolff & Donnelly LLP.............. Filed herewith.

23.1      Consent of Oppenheimer Wolff & Donnelly LLP.............. Included in Exhibit 5.1.

23.2      Consent of PricewaterhouseCoopers LLP.................... Filed herewith.

24.1      Powers of Attorney....................................... Included on page 2 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Minnesota.

Dated:  May 10, 2000                   TRICORD SYSTEMS, INC.
        -----------------------

                                       By: /s/ John J. Mitcham
                                          -------------------------------------
                                       John J. Mitcham
                                       Chairman and Co-Chief Executive Officer

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
J. Mitcham and John F. Gribi, and either of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 10, 2000 by the following persons in the capacities indicated.

Signature                          Title

/s/ John J. Mitcham                Chairman and Co-Chief Executive Officer
-------------------------------    (Principal Executive Officer and Director)
John J. Mitcham


/s/ John F. Gribi                  Vice President and Chief Financial Officer
-------------------------------    (Principal Financial and Accounting Officer)
John F. Gribi

/s/ Yuval Almog
-------------------------------                      Director
Yuval Almog

/s/ Tom R. Dillon
-------------------------------                      Director
Tom R. Dillon

/s/ Donald L. Lucas
-------------------------------                      Director
Donald L. Lucas

/s/ Fred G. Moore
-------------------------------                      Director
Fred G. Moore





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